Consulting Agreement


      This Consulting Agreement ("Agreement") is dated for reference this 2nd day of January 2002 between Network Lifestyle Radio Corp., a Delaware corporation ("NLR") Interfair Aktiengesellschaft, a Liechenstein corporation (the "Consultant").

    WHEREAS:

    NLR and its subsidiary corporations are in the business of selling on a retail basis, health and wellness products using a direct marketing network of sales representatives;

    The Consultant has the knowledge and experience in retail marketing and development of direct marketing networks, including establishing distribution and direct marketing networks; developing regulatory compliance strategies for direct marketing networks; developing strategies for marketing, packaging and licensing health and wellness products; developing strategic procurement and licensing arrangements with manufacturers of health and wellness products; assisting in developing product rollout and market penetration strategies; and developing and implementing business strategies for conducting business outside of North America and in particular, in Europe; and

    NLR wishes to retain the Consultant and Consultant desires to provide consulting services on the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

    Engagement

    Engagement: NLR hereby retains the Consultant and the Consultant accepts such retainer and agrees to perform services for NLR, for the period and upon the terms and conditions in this Agreement.

    Term of Service: The Consultant shall provide services to NLR for a term of five (5) years from the date of this Agreement (the "Term of Service").

    Services to be Provided: The Consultant shall provide general business development services, including but not limited to, the following (the "Consulting Services"):

              (a) organizing the recruitment, training and general development of NLR's direct marketing sales force and network;
              (b) assisting in the development of an over-all business strategy to generate a direct marketing sales force on a worldwide basis in compliance with domestic and foreign laws and regulatory requirements;
              (c) developing a strategic marketing and product rollout strategy on a worldwide basis;
              (d) developing strategic business relationships on a partnership, joint venture or other basis with health and wellness product manufacturers and suppliers in North America, Europe and the Pacific Rim;
              (e) assist in developing corporate sales policies and procedures in compliance with domestic and foreign laws and regulatory requirements;
              (f) assist in developing product procurement policies and administration of a product labeling, packaging and licensing program in compliance with domestic and foreign laws;
              (g) assist in the recruitment of executive management for worldwide sales network, including establishing regional offices and distribution centers; and
              (h) providing strategic advice as may be reasonably be requested by NLR's board of directors.

    During the Term of Service, Consultant shall provide the Consulting Services for the exclusive benefit of NLR.

    During the Term of Service, Consultant shall meet from time to time to discuss the planning and progress of the Consulting Services and provide NLR with a report on the progress of the Consulting Services.


    Consultant, throughout the Term of Service, shall make available to the NLR copies of all data and other information generated by or on behalf of NLR pursuant to this Agreement including, without limitation, all information obtained as a result of studies or research conducted in the course of providing the Consulting Services and copies of all procedures and policies developed under the Consulting Services in sufficient written detail to permit the NLR's personnel to employ such procedures in development of its business and strategies.

    All Consulting Services shall be carried out in strict compliance with any applicable federal, state, or local laws, regulations or guidelines governing the conduct of such services.

    NLR shall have sole and exclusive ownership rights to any work product, device, process, or method, whether patentable or unpatentable, arising out of the Consulting Services.

    Payment to Consultant

    NLR's Realization of Benefit of Consultant's Services: Notwithstanding the Term of Service of this Agreement, the parties acknowledge to and agree with each other that the financial benefit to NLR from the Consultant's services will be realized by NLR over a period of years that exceeds the Term of Service and as a result, the parties agree hereto to a payment for services to be rendered by the Consultant to be based on a percentage of NLR's Gross Profit for ten (10) years from the date of this Agreement (the "Payment Term").

    Payment to Consultant: NLR shall pay to the Consultant, for services rendered, a fee equal to 2% of NLR's Gross Profit for a period of ten (10) years from the date of this Agreement.

    Calculation of Gross Profit: For the purposes of this Agreement, the parties hereto agree that "Gross Profit" means the gross profit of the Company's businesses calculated, on a consolidated basis in United States dollars and in accordance with generally accepted accounting principles of the United States, as revenue derived from the sales of NLR's products and services, including all revenue generated through radio, television and internet broadcasts, less direct product, procurement and freight costs.

    Timing of Payment to Consultant: NLR shall pay the Consultant on a quarterly basis with payments to be made on the 15th of the month following the quarter in which NLR generates Gross Profit (the "Quarterly Payment").

    Method of Payment to Consultant: The Consultant shall provide to NLR written wire transfer instructions, which may change from time to time, and NLR shall wire all Quarterly Payments to the Consultant in accordance with such wire transfer instructions and in the currency of the United States of America.

    Payment Adjustments

    Audit Requirement: NLR shall provide the Consultant with audited consolidated financial statements on an annual basis to be delivered to the Consultant on or before 140 days from NLR's fiscal year end (the "Annual Financial Statements") in addition to financial statements of all affiliated corporations, partnerships and joint ventures (the "Other Financial Statements").

    Annual Payment Adjustment: Concurrent with the delivery of the Annual Financial Statements and the Other Financial Statements, NLR shall deliver to the Consultant a statement, certified by the President and Chief Financial Officer of NLR as to its accuracy, which reconciles the Annual Financial Statements' presentation of operating revenue and costs with the calculation of Gross Profit for the Quarterly payments for the year represented in the Annual Financial Statements.

    Excess Quarterly Payments: If the total Quarterly Payments for the fiscal year exceed the percentage of Gross Profit that was due to the Consultant from NLR in that fiscal year, then the Consultant shall within ten (10) business days of receiving the reconciliation, deliver by wire transfer the amount of such excess to NLR.

    Deficient Quarterly Payments: If the total Quarterly Payments for the fiscal year are deficient to the percentage of Gross Profit that was due to the Consultant from NLR in that fiscal year, then NLR shall within two (2) business days deliver by wire transfer the amount of such deficiency to the Consultant.

    Representations and Covenants of the Consultant:

    The Consultant represents and covenants to NLR as follows and acknowledges that NLR is relying on such representations and covenants in connection with entering into this agreement:

         The Consultant will assign qualified personnel to provide services in a professional manner and on a timely basis;

         The Consultant is or will be authorized and licensed under all applicable law to conduct all activities contemplated under this Agreement both now and in the future;

         The Consultant has sufficient knowledge, skills and expertise to insure that the Consulting Services and the policies and procedures created for NLR will comply with all applicable laws, regulations and standards of any jurisdiction in which the Consulting Services relate;

         The Consultant is a validly existing entity in good standing under the laws of Leichenstein and has the authority to enter into this Agreement; and
         The execution, delivery and performance by the Consultant of this Agreement does not and will not contravene or conflict with any provision of any agreement, law, regulation, judgement, injunction, order or decree binding upon the Consultant.

    General Indemnification

    Claim: If any person shall make any claim or demand against NLR which gives rise or may give rise to any claim by NLR against the Consultant for any breach of representation, covenant or other agreement or obligation of the Consultant pursuant to this Agreement (the "Claim"), NLR shall promptly notify the Consultant, giving the general nature of such Claim along with such further information known to NLR as may be reasonably required to enable the Consultant, as the case may be, to decide whether or not to assume the defence thereof. NLR shall not be under any liability or obligation to the Consultant for any failure to so notify them or for the sufficiency of the notice unless and then only to the extent that the rights and remedies of the Consultant shall have been prejudiced as a result. The Consultant shall be entitled (but not required) to assume the defence in the name of NLR of any suit brought against NLR to enforce such claim or demand and to assert any counterclaim of NLR if, but only if, NLR shall be entitled to make a Claim for the full amount of the claim or demand, and if the defence shall be through legal counsel acceptable to NLR, acting reasonably. Consultant shall indemnify and save harmless NLR of and from all costs and expenses incurred or to be incurred in connection with such defence. Such right shall be subject to the rights of any insurer to defend any action. In all cases, NLR shall have the right to retain at its own expense, additional counsel to act on its behalf. The Consultant shall not settle or (without giving NLR a reasonable opportunity to take carriage thereof) abandon any such claim or demand which it has elected to defend unless they have first unconditionally acknowledged to NLR that they will pay to NLR the full amount of such claim or demand. The Consultant shall keep NLR reasonably informed as to the progress thereof. NLR shall at all times cooperate in all reasonable ways with, make all its relevant files and records and those of NLR available for inspection and copying by, and make its employees and those of NLR reasonably available or otherwise render reasonable assistance to, the Consultant (i) in the defence of any claim or demand for which indemnity is sought hereunder and (ii) in any action brought by the Consultant to assert any related claim, counterclaim or right of subrogation under paragraph 20 hereof. No claim or demand may be settled or compromised by NLR without the written consent of the Consultant, such consent not to be unreasonably withheld.

    Subrogation: The Consultant shall be subrogated to the claims and rights of NLR as against other persons, and shall be entitled to contribution from any such person, with respect to any Claim paid by the Consultant under this paragraph 20, but only after NLR shall have received payment in full of its Claim with interest.

    Insurance: The Consultant shall not be liable to NLR with respect to any liability of NLR if and to the extent that:

              (a) NLR would have been insured against such liability under the insurance coverage maintained by NLR, as the case may be, prior to the Closing; and
              (b) NLR are not insured against such liability at the time the liability arises.
           NLR shall take all steps necessary to make claims under NLR insurance policies with respect to any liability of NLR which could be the subject of any Claim and the Consultant shall not be liable to NLR with respect to any Claim to the extent that they have been prejudiced by a failure to make such claim. Nothing in this paragraph 18 shall effect any rights of subrogation. No Liability: The Consultant will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with unless on or before the seventh anniversary from the date hereof, NLR notifies the Consultant of a Claim pursuant to paragraph 16 above.

    Independent Consultant

    Independent Consultant: Nothing in this Agreement shall be construed to place the Consultants and NLR or any of its subsidiaries or affiliates in the relationship of partners, joint ventures or employment. Neither the Consultant nor NLR shall represent itself as the agent or legal representative of the other for any purpose whatsoever, no shall either have the power to obligate or bind the other in any manner whatsoever. The Consultant shall at all times be an independent contractor to NLR.

    Taxes and Applicable Fees: The Consultant shall be solely responsible for the payment of any state, provincial, federal or other taxes on payment by NLR of the Quarterly Payments and shall indemnify and save harmless NLR of any and all such claims made by a taxing authority in connection with the payment of Quarterly Payments. For certainty, however, the Consultant is not responsible and will not indemnify NLR or its subsidiaries or affiliates if such claim by a taxing authority is in connection with the Quarterly Payments as it may affect NLR's or any of its subsidiaries' or affiliates' income tax or value added tax as it may apply to the Quarterly Payment.

    Confidentiality

    General Confidentiality:  During the Payment Term and for a period of two
(2) years thereafter (the "Restricted Period"), the Consultant shall keep secret and retain in strictest confidence, and shall no use for its benefit or the benefit of others, except in connection with the business and affairs of NLR, all confidential matters relating to NLR and it business learned be the Consultant heretofore or hereafter directly or indirectly from NLR, including without limitation, any information concerning the business, affairs, customers, clients, sources of supply and customer lists of NLR (the "Confidential Information"). During the Restricted Period, the Consultant shall not disclose any Confidential Information to anyone except with NLR's written consent. For the purposes of this Agreement, the term "Confidential Information" shall not include information that Is at the time of receipt publicly know, or thereafter becomes publicly know, through no wrongful act of the Consultant or is receive from a third party not under an obligation to keep such information confidential and without breach of this Agreement.

    Additional Restrictions During the Restricted Period, the Consultant shall not, without NLR's written consent, directly or indirectly, knowingly solicit or encourage to leave the employment of NLR, any employee of NLR or hire any employee who has left the employment of NLR within one (1) year of the termination of such employee's employment with NLR.

    General Provisions

    Termination of Agreement: This Agreement will terminate at the earlier of the following events:

         The appointment of a trustee in bankruptcy to either party to this Agreement;
         On the first day that is twenty four (24) months from the date that the last sale of health and wellness products and services were sold by NLR, its subsidiaries, or affiliates;
         Sixty days after a written notice of a material breach of this Agreement to the breaching party, which the breach is uncured, or, The day that is ten (10) years from the date first written above.

    Notices: Any notice or other communication required or permitted to be given hereunder shall be in writing and delivered or sent by overnight mail, overnight delivery or telefax and, if telefaxed, shall be deemed to have been received on the next Business Day following transmittal and acknowledgment of receipt by the recipient's telefax machine or if delivered by hand shall be deemed to have been received at the time it is delivered. Notices addressed to an individual shall be validly given if left on the premises indicated below. Notice of change of address shall also be governed by this paragraph 28. Notices shall be delivered or addressed as follows:

              (a)  If to NLR:
                   Network Lifestyle Radio Corp.
                   1440-1066 West Hastings Street
                   Vancouver, BC  V6E 3X1
                   Fax: 604-688-0426

                   With a copy to:

                   Dorsey & Whitney LLP
                   1420 Fifth Avenue, Suite 3400
                   Seattle, Washington 98101
                   Fax: 206-903-8820
                   Attention: Mr. Kenneth Sam, Esq.

              (b)  If to the Consultant:
                   Interfair Aktiengessellschaft
                   Poststrausse 233
                   9491 Ruggell
                   Liechtenstein
                   Fax: 423-373-2223
                   Attention: Mr. Englebert Schreiber Jr.

         Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

    Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, receivers, trustees and administrators as the case may be.

    Governing Law and Arbitration This Agreement shall be governed by and construed in accordance with the laws of Germany. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the International Arbitration in Paris, France which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The place of arbitration shall be Geneva, Switzerland. The language of arbitration shall be English. The parties expressly waive and forego any right to punitive, exemplary or other similar damages unless an applicable statute requires the award of such damages or that compensatory damages be increased in a specified manner. This provision is not intended to apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration pursuant to this paragraph. The prevailing parties shall also be entitled to an award of reasonable attorney's fees. Entire Agreement: Except as may be otherwise expressly agreed between the parties in writing, this Agreement and the Schedules hereto constitute the entire agreement between the parties pertaining to the subject matter and there are no oral statements, warranties, representations or other agreements between the parties in connection with the subject matter except as specifically set forth or referred to herein. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

    Assignment: Neither party shall assign their interests in this Agreement without prior written consent of the other party.

    Expenses: All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the Consulting Services, shall be paid by the party incurring such expense. The Consultant shall not bear any legal, accounting or other costs incurred by NLR.

    Time of the Essence: Time shall be of the essence of this Agreement.

    Severability: If any covenant, obligation or agreement of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by the law.

    Counterparts: This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

    IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first hereinabove written.


         NETWORK LIFESTYLE RADIO CORP.

         Per: /s/ Michael C. Woodman
              ----------------------
              Michael C. Woodman, President and Director


         INTERFAIR AKTIENGESSELLSCHAFT

         Per: /s/ Englebert Schreiber, Jr.
              ----------------------------
              Englebert Schreiber, Jr., Director